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American Centurion Life
Variable Annuity Application
P.O. Box 5555
Albany, New York 12205-0555

Annuitant Full Name (First, Middle Initial, Last)

Address (Street Address or P.O. Box, City, State, Zip)

Phone Number
(   )

Sex  __ M   __ F        Date of Birth     Social Security Number

Owner (check one)
__ Same as Annuitant (Do not complete owner information below)
__ Joint with Annuitant - Not available for IRA
__ Other

Full Name (First, Middle Initial, Last)

Address (Street Address or P.O. Box, City, State, Zip)

Relationship to the annuitant

Phone Number
(   )

Sex  __ M   __ F        Date of Birth     Social Security Number

For joint owners, the annuitant's Social Security number will be used for tax reporting purposes unless you specify otherwise under Remarks.

Primary Beneficiary     Relationship to the annuitant

Contingent Beneficiary (if any)     Relationship to the annuitant

Annuity Plan (check one)
__  Nonqualified Annuity
__  Individual Retirement Annuity (IRA)
__  SEP-IRA - Amount for  _______ (year)  $_____
__  Other

If IRA:
__  Regular - Amount for _______ (year)   $_____
              Amount for _______ (year)   $_____
__  Rollover IRA  Amount $_____
__  Trustee to Trustee Transfer - Amount $_____

Purchase Payments
Initial Purchase Payment $_____

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*Payment Allocation:
__  % ACL Fixed Account       __  % IDSL Special Income
__  % G.T. Global: Latin Am.  __  % PCM Divers. Income
__  % G.T. Global: New Pac.   __  % PCM Growth & Income
__  % IDSL Aggr. Growth       __  % PCM High Yield
__  % IDSL Cap. Resource      __  % PCM New Opp.
__  % IDSL International      __  % OCC Managed
__  % IDSL Managed            __  % OCC U.S. Gov't Income
__  % IDSL Moneyshare         __  % Other

*Must be whole numbers and must result in at least $500 allocated to any variable subaccount or to the fixed account. Your above payment allocation instructions will remain in effect for any future payments you make until you change your instructions.

Replacement
Will the annuity applied for replace any existing insurance or annuity?

__  Yes   __ No

If yes, provide details - company, contract number, amount, reason
- under Remarks.

Remarks and Special Instructions
(Including special mailing instructions)

It Is Agreed That:
1. All statements and answers given above are true and complete to the best of my/our knowledge.
2. Only an officer of American Centurion Life Assurance Company can modify any annuity contract or waive any requirement in this application.
3. If joint spousal owners are named, ownership will be in joint tenancy with right of survivorship unless specified otherwise in Remarks above.
4. I/we acknowledge receipt of current prospectuses for the variable annuity and any funds involved.
5. I/we understand that earnings and values, when based on the investment experience of a variable fund, portfolio, account or subaccount, are not guaranteed and may both increase and decrease.

Signatures

_____________________   ___________________   _____________________
Location (City/State)   Annuitant Signature   Owner Signature (if
                                              other than annuitant)

______________   ________________________   _______________________
Date             Licensed Agent Signature   Joint Contractowner (if
                                            any) Signature

45055            Please complete agent information on reverse side.
                 A (11/95)
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Agent - Report (Type or Print)
Agent's Name
Agent's Social Security Number

Agency Name and Number (if applicable)

Telephone Number
Fax Number

Branch Address

I hereby certify that I personally solicited this application; that the application and this report are complete and accurate to the best of my knowledge and belief. To the best of my knowledge and belief, this application n does n does not involve replacement of existing life insurance or annuities. (If replacement is involved, I have provided details - company, contract number, amount, reason - under Remarks and have completed any state replacement requirements.)



____________________________
Licensed Agent Signature